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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 2, 1998

                             ---------------------

                                 POLYCOM, INC.

               (Exact name of registrant as specified in charter)

           DELAWARE                        0-27978                 94-3128330
 (State or other jurisdiction            (Commission            (I.R.S. Employer
      of incorporation)                  File Number)            Identification
                                                                    Number)

                2584 JUNCTION AVENUE, SAN JOSE, CALIFORNIA 95134

              (Address of principal executive offices) (Zip Code)

        Company's telephone number, including area code: (408) 526-9000

                            ------------------------

         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    (a) On January 2, 1998, the Registrant acquired ViaVideo Communications, Inc., a Delaware corporation ("ViaVideo"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, Venice Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into ViaVideo. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of June 11, 1997, as amended, among the Registrant, ViaVideo and Merger Sub, and a related Certificate of Merger (collectively, the "Merger Agreements"). The Merger of Merger Sub with and into ViaVideo occurred following the approval of the Merger Agreements by the stockholders of the Registrant at a stockholders' meeting held on December 10, 1997 and the satisfaction or waiver of certain other closing conditions. As a result of the Merger, the Registrant became the owner of 100% of the issued and outstanding shares of ViaVideo Common Stock and each outstanding share of ViaVideo Common Stock was converted into
1.183684 newly issued shares of the Registrant's Common Stock. The terms of the Merger Agreements were the result of arm's-length negotiations among the parties.

    A total of approximately 9.8 million shares of the Registrant's Common Stock will be issued to former ViaVideo stockholders and optionholders in exchange for the acquisition by Merger Sub of all issued and outstanding ViaVideo capital stock and the assumption of unexpired and unexercised options to acquire ViaVideo capital stock. The securities issued to ViaVideo stockholders and optionholders were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The shares of Polycom Common ViaVideo options to purchase ViaVideo Common Stock will be assumed by the Registrant and will remain outstanding as options to purchase shares of the Registrant's Common Stock. Under the terms of the Merger, the Registrant will register the shares and options issued to ViaVideo stockholders and optionholders with the Securities and Exchange Commission. The terms of the Merger Agreements were the result of arm's-length negotiations among the parties.

    (b) ViaVideo designs and develops high quality, low-cost, easy to use, group videoconferencing systems that utilize advanced video and audio compression technologies along with Internet/Web-based features. ViaVideo believes that these technologies and features will permit users to replicate the dynamics and effectiveness of face-to-face meetings and presentations from remote locations through the transmission of color motion video integrated with full duplex audio at data rates as low as 56 kilobits per second. The Registrant intends to continue such business.

ITEM 5.  OTHER EVENTS.

    On October 2, 1997, Datapoint Corporation filed a complaint against Intel Corporation for infringement of two U.S. patents related to videoconferencing network technology in the U.S. District Court in Dallas, Texas. On November 25, 1997, the complaint was amended to include several additional defendants, and Datapoint also filed a motion for certification of the action as a class action. No ruling has occurred relative to the motion for class action certification.

    Although Polycom, Inc. or ViaVideo Communications, Inc. has not been served as a defendant in any Datapoint complaints, both Polycom and ViaVideo were named as putative class members in the Datapoint motion for class action certification along with over 500 other companies. Polycom and ViaVideo deny any infringement of those Datapoint patents.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial Statements of Business Acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
ViaVideo Communications, Inc.

We have audited the accompanying balance sheet of ViaVideo Communications, Inc. ("ViaVideo") (a Company in the development stage), formerly known as What a View Software, Inc., as of December 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the period from September 10, 1996 ("inception") to December 31, 1996. These financial statements are the responsibility of ViaVideo's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ViaVideo (a Company in the development stage) as of December 31, 1996, and the results of its operations and its cash flows for the period from inception to December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand LLP

Austin, Texas
August 21, 1997

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                                      DECEMBER 31,
                                                                                          1996
                                                                                      ------------  SEPTEMBER 30,
                                                                                                        1997
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                                     ASSETS

Current assets:
  Cash and cash equivalents.........................................................  $ 1,704,936   $  4,589,207
  Inventory.........................................................................      --             202,222
  Prepaids and other current assets.................................................       12,065        239,985
                                                                                      ------------  -------------
      Total current assets..........................................................    1,717,001      5,031,414
Property and equipment:
  Furniture and fixtures............................................................        3,966          8,029
  Equipment.........................................................................       65,004        584,345
  Leasehold improvements............................................................      --              22,111
                                                                                      ------------  -------------
                                                                                           68,970        614,485
  Less accumulated depreciation.....................................................       (4,171 )      (60,306 )
                                                                                      ------------  -------------
    Net property and equipment......................................................       64,799        554,179
Other assets, net...................................................................        7,747        --
                                                                                      ------------  -------------
      Total assets..................................................................  $ 1,789,547   $  5,585,593
                                                                                      ------------  -------------
                                                                                      ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit....................................................................  $    50,000   $    400,000
  Accounts payable..................................................................       34,517      1,124,060
  Accrued expenses..................................................................       65,291        431,821
                                                                                      ------------  -------------
      Total current liabilities.....................................................      149,808      1,955,881
                                                                                      ------------  -------------
Commitments and contingencies (Notes 4 and 10)
Stockholders' equity:
  Convertible preferred stock, $.001 par value, 5,000,000 and 6,000,000 shares authorized, respectively
    Series A preferred, 2,019,448 and 2,574,310 shares issued and outstanding, respectively, aggregate liquidation preference of $2,019,448 and $2,574,310,
      respectively..................................................................        2,019          2,574
    Series B preferred, 2,333,334 shares issued and outstanding at September 30,
      1997, aggregate liquidation preference of $7,000,002..........................      --               2,333
  Common stock, $.001 par value, 8,000,000 and 14,000,000 shares authorized,
    respectively, 2,190,554 shares issued and outstanding...........................        2,191          2,191
  Additional paid-in capital........................................................    1,993,004      9,513,758
  Deficit accumulated during the development stage..................................     (357,475 )   (5,891,144 )
                                                                                      ------------  -------------
    Total stockholders' equity......................................................    1,639,739      3,629,712
                                                                                      ------------  -------------
      Total liabilities and stockholders' equity....................................  $ 1,789,547   $  5,585,593
                                                                                      ------------  -------------
                                                                                      ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                                                     FOR THE
                                                                   PERIOD FROM                      CUMULATIVE
                                                                  SEPTEMBER 10,                      FOR THE
                                                                      1996          FOR THE        PERIOD FROM
                                                                   (INCEPTION)    NINE MONTHS     SEPTEMBER 10,
                                                                       TO            ENDED             1996
                                                                  DECEMBER 31,   SEPTEMBER 30,    (INCEPTION) TO
                                                                      1996           1997       SEPTEMBER 30, 1997
                                                                  -------------  -------------  ------------------
                                                                                            (UNAUDITED)
Operating expenses:
  Research and development......................................   $   307,576    $ 3,357,691     $    3,665,267
  Sales and marketing...........................................       --           1,044,745          1,044,745
  Manufacturing start-up........................................       --             212,916            212,916
  General and administrative....................................        61,751      1,026,061          1,087,812
                                                                  -------------  -------------  ------------------
        Total operating expenses................................       369,327      5,641,413          6,010,740
                                                                  -------------  -------------  ------------------

Operating loss..................................................      (369,327)    (5,641,413)        (6,010,740)

Other income (expense):
  Interest expense..............................................          (650)       (12,239)           (12,889)
  Interest income...............................................        12,502        119,983            132,485
                                                                  -------------  -------------  ------------------
        Net loss................................................   $  (357,475)   $(5,533,669)    $   (5,891,144)
                                                                  -------------  -------------  ------------------
                                                                  -------------  -------------  ------------------

   The accompanying notes are an integral part of these financial statements.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
    FOR THE PERIOD FROM SEPTEMBER 10, 1996 (INCEPTION) TO DECEMBER 31, 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                               PREFERRED                 COMMON          ADDITIONAL                    TOTAL
                                         ----------------------  ----------------------    PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                          SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL      DEFICIT        EQUITY
                                         ---------  -----------  ---------  -----------  -----------  ------------  ------------
Issuance of founders stock, September
  10, 1996.............................                          2,160,030   $   2,160    $  (1,160)                 $    1,000
Issuance of shares of Series A
  preferred stock at $1 per share, net
  of issuance costs, on October 24,
  1996.................................  1,960,000   $   1,960                            1,931,754                   1,933,714
Conversion of promissory note into
  common and preferred shares at $0.10
  and $1 per share, respectively, on
  October 24, 1996.....................     59,448          59      30,524          31       62,410                      62,500
Net loss...............................                                                                $ (357,475)     (357,475)
                                         ---------  -----------  ---------  -----------  -----------  ------------  ------------
Balance, December 31, 1996.............  2,019,448       2,019   2,190,554       2,191    1,993,004      (357,475)    1,639,739
Issuance of shares of Series A
  preferred stock at $1 per share, on
  January 29, 1997 (unaudited).........     40,000          40                               39,960                      40,000
Issuance of shares of Series A
  preferred stock at $1 per share, net
  of issuance costs, on April 4, 1997
  (unaudited)..........................    514,862         515                              508,588                     509,103
Issuance of shares of Series B
  preferred stock at $3 per share, net
  of issuance costs, on May 28, 1997
  (unaudited)..........................  2,333,334       2,333                            6,969,974                   6,972,307
Issuance of non-qualified options on
  August 27, 1997 (unaudited)..........                                                       2,232                       2,232
Net loss (unaudited)...................                                                                (5,533,669)   (5,533,669)
                                         ---------  -----------  ---------  -----------  -----------  ------------  ------------
Balance, September 30, 1997
  (unaudited)..........................  4,907,644   $   4,907   2,190,554   $   2,191    $9,513,758   $(5,891,144)  $3,629,712
                                         ---------  -----------  ---------  -----------  -----------  ------------  ------------
                                         ---------  -----------  ---------  -----------  -----------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                     FOR THE
                                                                   PERIOD FROM                      CUMULATIVE
                                                                  SEPTEMBER 10,                      FOR THE
                                                                      1996                         PERIOD FROM
                                                                   (INCEPTION)   FOR THE NINE     SEPTEMBER 10,
                                                                       TO        MONTHS ENDED          1996
                                                                  DECEMBER 31,   SEPTEMBER 30,    (INCEPTION) TO
                                                                      1996           1997       SEPTEMBER 30, 1997
                                                                  -------------  -------------  ------------------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net loss......................................................   $  (357,475)   $(5,533,669)    $   (5,891,144)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...............................         4,735         75,135             79,870
    Loss on write-off of assets.................................       --             102,693            102,693
    Issuance of non-qualified options...........................       --               2,232              2,232
    Changes in assets and liabilities:
      Prepaids and other current assets.........................       (12,065)      (227,920)          (239,985)
      Inventory.................................................       --            (202,222)          (202,222)
      Accounts payable and accrued expenses.....................        99,808      1,456,073          1,555,881
                                                                  -------------  -------------  ------------------
        Net cash used in operating activities...................      (264,997)    (4,327,678)        (4,592,675)
                                                                  -------------  -------------  ------------------
Cash flows from investing activities:
  Purchases of property and equipment...........................       (68,970)      (659,461)          (728,431)
  Other expenditures............................................        (8,311)       --                  (8,311)
                                                                  -------------  -------------  ------------------
        Net cash used in investing activities...................       (77,281)      (659,461)          (736,742)
                                                                  -------------  -------------  ------------------
Cash flows from financing activities:
  Net borrowings on line of credit..............................        50,000        350,000            400,000
  Proceeds from issuance of convertible promissory note.........        62,500        --                  62,500
  Proceeds from issuance of common stock........................         1,000        --                   1,000
  Proceeds from issuance of preferred stock.....................     1,933,714      7,521,410          9,455,124
                                                                  -------------  -------------  ------------------
        Net cash provided by financing activities...............     2,047,214      7,871,410          9,918,624
                                                                  -------------  -------------  ------------------
Net increase in cash and cash equivalents.......................     1,704,936      2,884,271          4,589,207

Cash and cash equivalents at beginning of period................       --           1,704,936           --
                                                                  -------------  -------------  ------------------
Cash and cash equivalents at end of period......................   $ 1,704,936    $ 4,589,207     $    4,589,207
                                                                  -------------  -------------  ------------------
                                                                  -------------  -------------  ------------------
Supplemental cash flow information:
  Interest paid.................................................   $       230    $     9,559     $        9,789
  Non-cash financing activities:
    Conversion of promissory note for common stock..............   $     3,052        --          $        3,052
    Conversion of promissory note for preferred stock...........   $    59,448        --          $       59,448

   The accompanying notes are an integral part of these financial statements.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

    ViaVideo Communications, Inc. ("ViaVideo"), a Delaware corporation, formerly known as What a View Software, Inc., was founded on September 10, 1996. ViaVideo is developing videoconferencing hardware and software that incorporates patented technology. ViaVideo's products will allow businesses to conduct face-to-face meetings among dispersed groups without the cost and inconvenience of traveling to remote locations. ViaVideo intends to market its videoconferencing products through various worldwide distribution channels and broadly target businesses that have a need for meeting and communicating with employees, other individuals or organizations in remote locations.

    ViaVideo is devoting substantially all of its present efforts to the design, testing, production and marketing of its initial product, and to the establishment of its business. To date ViaVideo has not recognized any revenue from the sale of any products, licenses, services or merchandise. ViaVideo has incurred losses from operations since inception. Accordingly, ViaVideo is a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    CASH EQUIVALENTS

    For the purpose of the statement of cash flows, ViaVideo's management considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for normal maintenance of property and equipment are charged against income as incurred. Expenditures which significantly extend the useful lives of the assets are capitalized. The costs of assets retired or otherwise disposed of and the related accumulated depreciation balance are removed from the accounts and any resulting gain or loss is included in income. Equipment is depreciated over three years using the straight-line method and furniture and fixtures are depreciated over five years using the straight-line method.

    RESEARCH AND DEVELOPMENT

    Research and development costs are charged to operations as incurred.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES

    ViaVideo accounts for its income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," under which deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the assets or liabilities from period to period.

    NEW ACCOUNTING STANDARDS

    In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings per Share" and No. 129 "Disclosure of Information about Capital Structure." SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share and is designed to improve earnings per share information by simplifying the existing computational guidelines and revising the previous disclosure requirements. SFAS No. 129 consolidates the existing disclosure requirements to disclose certain information about an entity's capital structure. Both statements are effective for periods ending after December 15, 1997.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997.

    Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Restated Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997.

    Management does not believe the implementation of these recent accounting pronouncements will have a material effect on its financial statements.

3. CONCENTRATIONS OF CREDIT RISK:

    ViaVideo's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and letters of credit. ViaVideo's cash and cash equivalents are maintained in demand deposit accounts and investment accounts with financial institutions in amounts that may exceed federally insured limits and are invested in securities of the United States government. Management does not believe there is undue risk of loss inasmuch as, in management's opinion, the financial institutions in which cash is deposited are high credit quality institutions and the securities are obligations of the United States government. However, management estimates that approximately $144,000 and $4,621,000 of its cash and cash equivalent balances at December 31, 1996 and September 30, 1997, respectively, were not covered by federal insurance programs or obligations of the United States government, and therefore, were subject to potential loss.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. CONCENTRATIONS OF CREDIT RISK: (CONTINUED)
    During May 1997, a bank issued a standby letter of credit to one of ViaVideo's major suppliers for $335,000. The letter of credit expires in April 1998 and is collateralized by ViaVideo's certificate of deposit for a similar amount deposited with the bank. Also, during August 1997, a bank issued a standby letter of credit to one of ViaVideo's major suppliers for $75,000. The letter of credit expires in July 1998 and is collateralized by ViaVideo's certificate of deposit for a similar amount deposited with the bank. As of September 30, 1997, the suppliers had not made any draws against the letters of credit.

4. COMMITMENTS:

    ViaVideo leases its facilities and certain other equipment for its operations. Rental expense for the period from September 10, 1996 (inception) to December 31, 1996 and the nine months ended September 30, 1997 was $12,015 and $92,284, respectively. Future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 1997 are not significant.

5. INCOME TAXES:

    At December 31, 1996 and September 30, 1997, ViaVideo has net deferred tax assets of approximately $132,000 and $2,093,000, respectively, arising primarily from cumulative net operating loss carryforwards and investment tax credits. In accordance with the provisions of SFAS No. 109, the net deferred tax assets are fully offset by valuation allowances at December 31, 1996 and September 30, 1997 due to uncertainty of realization of the assets, which has resulted in an increase to the valuation account at September 30, 1997 of approximately $1,961,000. At December 31, 1996 and September 30, 1997, ViaVideo had net operating loss carryforwards of approximately $357,000 and $5,881,000, respectively, which expire beginning 2011 through 2012. The difference between ViaVideo's federal income tax at the statutory rate and the effective tax rate is due primarily to the change in the valuation allowance.

6. DEBT:

    ViaVideo has a bank credit agreement which provides for a revolving line of credit of up to $400,000 through May 9, 1997 and up to $750,000 through November 9, 1998. The outstanding balance on the line of credit at December 31, 1996 and September 30, 1997 was $50,000 and $400,000, respectively, with an interest rate equal to the bank's prime rate plus 1.5% and 0.75%, respectively (9.75% and 9.25% at December 31, 1996 and September 30, 1997, respectively). The line of credit is collateralized by substantially all of the assets of ViaVideo. The line of credit agreement includes a term debt provision which allows ViaVideo to convert line of credit advances to term financing for approved equipment purchases made during the period from May 9, 1997 to November 9, 1997. The unpaid principal balance of equipment advances at November 9, 1997 shall be repaid over a term of 36 months. Monthly principal and interest payments on approved equipment advances commence on December 9, 1997. At September 30, 1997, there were no term debt balances under this provision.

    In September 1996, ViaVideo issued a promissory note for $62,500, bearing interest at a rate of 6% per annum and convertible into ViaVideo's capital stock upon completion of an equity financing. The note was converted into 30,524 shares of common stock at a conversion rate of $0.10 per share and 59,448 shares of Series A preferred stock at a conversion rate of $1.00 per share in October 1996.

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCKHOLDERS' EQUITY:

    PREFERRED STOCK

    ViaVideo's preferred stock consists of Series A and B, which were initially issued in 1996 and 1997, respectively. Of the 6,000,000 shares of preferred stock authorized at September 30, 1997, 2,574,310 shares are designated as Series A and 2,500,000 shares are designated as Series B. The Series A and B preferred stocks have no mandatory dividend requirement and have a liquidation preference to any payment on the common stock of $1 and $3, respectively, per share plus any accrued but unpaid dividends. In the event of the liquidation of ViaVideo prior to May 31, 1998, and after all other liquidation preferences have been paid to the Series A and B preferred stockholders, the Series A preferred stockholders will share ratably, on an as converted basis, in the remaining assets of ViaVideo with the common stockholders, with the Series A preferred stockholders receiving up to an aggregate amount of $3.50 per share and thereafter at a reduced rate equivalent to 50 percent of their ratable share up to an aggregate amount of $4.75 per share. In the event of the liquidation of ViaVideo after May 31, 1998, and after all other liquidation preferences have been paid to the Series A and B preferred stockholders, the Series A and B preferred stockholders will share ratably, on an as converted basis, in the remaining assets of ViaVideo with the common stockholders, with the Series A preferred stockholders receiving up to an aggregate amount of $3.50 per share and thereafter at a reduced rate equivalent to 50 percent of their ratable share up to an aggregate amount of $4.75 per share, and with the Series B preferred stockholders receiving up to an aggregate amount of $9 per share. The Series A and B preferred stocks are not redeemable but may be converted at the option of the holder into common stock at the ratio of one share of preferred stock for one share of common stock, subject to adjustment for dilutive events, with such conversion occurring automatically upon the occurrence of a public offering of ViaVideo's common stock, subject to certain requirements. In effecting such conversion, ViaVideo shall pay any accrued but unpaid dividends on the shares being converted. The Series A and B preferred stocks have voting rights equal to common stock voting rights.

    COMMON STOCK SPLIT

    On October 23, 1996, ViaVideo's Board of Directors approved a 2.16 for 1 stock split of ViaVideo's common stock. Accordingly, all share and share amounts of common stock for all periods presented have been retroactively adjusted to reflect the stock split.

    STOCK OPTION PLAN

    ViaVideo sponsors the 1996 Stock Option/Stock Issuance Plan (the "Plan"), which is a stock-based incentive compensation plan as described below. ViaVideo applies Accounting Principles Board ("APB") Opinion No. 25 and related Interpretations in accounting for the Plan. In 1995, the Financial Accounting Standards Board issued SFAS No. 123 "Accounting for Stock-Based Compensation" which, if fully adopted by ViaVideo, would change the method ViaVideo applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS No. 123 is optional and ViaVideo has decided not to elect these provisions of SFAS No. 123. However, pro forma disclosures as if ViaVideo adopted the cost recognition provisions of SFAS No. 123 are required, if material.

    The Plan provides for the grant of stock options to officers, key employees and consultants of ViaVideo to purchase shares of ViaVideo's common stock, to receive restricted stock, and to receive stock bonuses. As of December 31, 1996 and September 30, 1997, ViaVideo has reserved 750,000 and 1,350,000

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCKHOLDERS' EQUITY: (CONTINUED)
shares, respectively, of common stock for grant under the Plan. Options granted may be either incentive stock options or nonqualified stock options, as defined by the Internal Revenue Code. Incentive stock options cannot be granted with an exercise price of less than 100% of the fair market value of the stock or 110% of the fair market value of the stock in the case of a 10% or more stockholder of ViaVideo. The options granted under the Plan are exercisable at anytime on or after the grant date, vest as determined by the Board of Directors of ViaVideo on the grant date and expire 10 years from the grant date. In the event the optionee ceases to provide services to ViaVideo while holding unvested shares, ViaVideo has the right to repurchase the unvested shares at the exercise price. In the event the options granted are forfeited or expire, the shares of common stock subject to those rights will again be available for issuance under the Plan.

    A summary of the status of ViaVideo's stock options as of December 31, 1996 and September 30, 1997, and the changes during the period from September 10, 1996 (inception) to December 31, 1996 and the nine months ended September 30, 1997, is presented below:

                                                                      OPTIONS OUTSTANDING
                                                                 -----------------------------
                                                                             WEIGHTED-AVERAGE
                                                                 NUMBER OF    EXERCISE PRICES
                                                                   SHARES        PER SHARE
                                                                 ----------  -----------------
  Balance, September 10, 1996 (Inception)......................      --
                                                                 ----------
  Balance, December 31, 1996...................................      --
    Granted....................................................   1,167,250      $    0.46
                                                                 ----------
  Balance, September 30, 1997..................................   1,167,250      $    0.46
                                                                 ----------          -----
                                                                 ----------          -----
  Exercisable at December 31, 1996.............................      --
  Exercisable at September 30, 1997............................   1,167,250      $    0.46

The weighted-average fair value of options granted during the nine months ended September 30, 1997 was $0.12. The fair value of each stock option granted during the nine months ended September 30, 1997 is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividend yield; risk-free interest rate of 6.35%; the expected lives of options are five years.

                      OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
----------------------------------------------------------------  -----------------------------------
                       NUMBER                                            NUMBER
   RANGE OF         OUTSTANDING       WTGD. AVG.    WTGD/ AVG.        EXERCISABLE        WTGD. AVG.
   EXERCISE       AT SEPTEMBER 30,     REMAINING     EXERCISE       AT SEPTEMBER 30,      EXERCISE
    PRICES              1997          CONTR. LIFE      PRICE              1997              PRICE
--------------  --------------------  -----------  -------------  --------------------  -------------
 $.10 - $1.00         1,047,750        10 years      $    0.20          1,047,750         $    0.20
$2.03 - $3.03           119,500        10 years      $    2.78            119,500         $    2.78
    Total             1,167,250        10 years      $    0.46          1,167,250         $    0.46

    During the nine months ended September 30, 1997, ViaVideo did not incur any compensation costs for the Plan under APB Opinion No. 25 and, if ViaVideo had fully adopted SFAS No. 123, the compensation costs that would have been incurred would not have been significant. This may not be

                         VIAVIDEO COMMUNICATIONS, INC.
                 (FORMERLY KNOWN AS WHAT A VIEW SOFTWARE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCKHOLDERS' EQUITY: (CONTINUED)
indicative of the effect in future periods. ViaVideo anticipates making awards in the future under its stock-based compensation plan.

8. MERGER AGREEMENT:

    On June 11, 1997, ViaVideo entered into a definitive merger agreement with Polycom, Inc. ("Polycom"), a publicly held company. Once all of the conditions for closing have been satisfied by ViaVideo, Polycom will issue 1.183684 shares of Polycom common stock or stock options (subject to adjustment if Polycom's share price exceeds $9.00 at the time of closing) in exchange for each share of ViaVideo's common stock or stock options. In addition, immediately prior to the merger, each share of ViaVideo preferred stock will be converted into one (1) share of ViaVideo common stock. Among the various conditions for closing that must be met by March 31, 1998 are: development and completion of products in compliance with agreed upon specifications, at least $75,000 in product sales, a Polycom share price of at least $3.00 per share, and the ability to account for the merger under the pooling of interests method.

9. SERVICES AGREEMENTS:

    During May 1997, ViaVideo entered into a services agreement with Polycom. At ViaVideo's request, Polycom provides consulting and administrative support services to ViaVideo that are primarily related to research and development, sales, business development and manufacturing. Polycom charges ViaVideo for its actual cost for the services rendered plus 10 percent of its costs. The services agreement will expire when mutually terminated. From May 1997 through September 30, 1997, ViaVideo incurred approximately $284,000 in expenses for services received pursuant to this agreement.

    During July 1997, Polycom entered into a services agreement with ViaVideo. At Polycom's request, ViaVideo will provide consulting and administrative support services to Polycom that are primarily related to marketing, business development, sales engineering, public relations and office space for one of Polycom's employees. ViaVideo charges Polycom for its actual costs for the services rendered plus 10 percent of its costs. The services agreement can be terminated upon 30 days notice from either party. From July 1997 through September 1997, ViaVideo billed Polycom approximately $65,000 for services provided pursuant to this agreement.

10. SUBSEQUENT EVENT:

    LITIGATION

    ViaVideo is a defendant in various lawsuits arising in the ordinary course of business. ViaVideo's management is currently determining what effect the outcome of these lawsuits could have on ViaVideo's fourth quarter of 1997 financial position, results of operations or cash flows, if disposed unfavorably.

    (b) Pro Forma Financial Information.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Polycom and ViaVideo, including the notes thereto, which are included herein or are otherwise publicly available.

    The unaudited pro forma condensed combined financial statements assume a business combination between Polycom and ViaVideo accounted for on a pooling-of-interests basis and are based on each company's respective historical consolidated financial statements and notes thereto, which are included herein or are otherwise publicly available. The unaudited pro forma condensed combined balance sheet combines Polycom's consolidated condensed balance sheet as of September 30, 1997 with ViaVideo's condensed balance sheet as of September 30, 1997, giving effect to the Merger as if it had occurred on September 30, 1997. The unaudited pro forma condensed combined statements of operations combine Polycom's historical results for the nine months ended September 30, 1997 and the year ended December 28, 1996, with ViaVideo's historical results for the nine months ended September 30, 1997 and the period from September 10, 1996 (inception) to December 31, 1996, respectively, giving effect to the Merger as if it had occurred at September 10, 1996 and January 1, 1997, the earliest period presented. The 1994 and 1995 periods are not presented due to the fact that ViaVideo began operations on September of 1996 and therefore the 1994 and 1995 pro forma information for such periods would be the same as the historical information of Polycom only.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                        POLYCOM AT     VIAVIDEO AT
                                                                       SEPTEMBER 30,  SEPTEMBER 30,    PRO FORMA     PRO FORMA
                                                                           1997           1997        ADJUSTMENTS    COMBINED
                                                                       -------------  -------------  -------------  -----------
                                                            ASSETS
Current assets:
  Cash and cash equivalents..........................................    $  16,664      $   4,589                    $  21,253
  Short-term investments.............................................        1,752                                       1,752
  Accounts receivable, net...........................................        7,395                          (215)        7,180
  Inventories........................................................        9,023            203                        9,226
  Prepaids and other current assets..................................        1,180            240            (65)        1,355
                                                                       -------------  -------------        -----    -----------
    Total current assets.............................................       36,014          5,032           (280)       40,766

Property and equipment, net..........................................        3,647            554                        4,201
Deposits and other assets............................................          359                                         359
                                                                       -------------  -------------        -----    -----------
    Total assets.....................................................    $  40,020      $   5,586      $    (280)    $  45,326
                                                                       -------------  -------------        -----    -----------
                                                                       -------------  -------------        -----    -----------
                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit.....................................................                         400                          400
  Accounts payable...................................................    $   6,900      $   1,124           (280)    $   7,744
  Accrued and other current liabilities..............................        2,657            432                        3,089
                                                                       -------------  -------------        -----    -----------
    Total current liabilities........................................        9,557          1,956           (280)       11,233

Stockholders' equity:
  Preferred stock, series A..........................................                           3             (3)
  Preferred stock, series B..........................................                           2             (2)
  Common stock.......................................................           10              2              5            17
  Additional paid-in capital.........................................       42,828          9,514                       52,342
  Notes receivable from stockholders.................................          (22)                                        (22)
  Accumulated deficit................................................      (12,353)        (5,891)                     (18,244)
                                                                       -------------  -------------        -----    -----------
    Total stockholders' equity.......................................       30,463          3,630                       34,093
                                                                       -------------  -------------        -----    -----------
                                                                         $  40,020      $   5,586      $    (280)    $  45,326
                                                                       -------------  -------------        -----    -----------
                                                                       -------------  -------------        -----    -----------

   See notes to unaudited pro forma condensed combined financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       VIAVIDEO                            PRO FORMA
                                                      POLYCOM       FOR THE PERIOD                          COMBINED
                                                    FOR THE YEAR  FROM SEPTEMBER 10,                      FOR THE YEAR
                                                       ENDED      1996 (INCEPTION) TO                        ENDED
                                                    DECEMBER 31,     DECEMBER 31,          PRO FORMA      DECEMBER 31,
                                                        1996             1996             ADJUSTMENTS         1996
                                                    ------------  -------------------  -----------------  ------------
Net revenues......................................   $   37,032                                            $   37,032
Cost of net revenues..............................       17,698                                                17,698
                                                    ------------                                          ------------
    Gross profit..................................       19,334                                                19,334
                                                    ------------                                          ------------
Operating expenses:
  Sales and marketing.............................        9,095                                                 9,095
  Research and development........................        7,574        $     308                                7,882
  General and administrative......................        2,148               61                                2,209
                                                    ------------          ------                          ------------
    Total operating expenses......................       18,817              369                               19,186
                                                    ------------          ------                          ------------
      Operating income (loss).....................          517             (369)                                 148
                                                    ------------          ------                          ------------
Interest income...................................          784               12                                  796
Litigation settlement income, net.................          303                                                   303
Other income (expense)............................          (13)                                                  (13)
                                                    ------------          ------                          ------------
    Income (loss) before provision for income
      taxes.......................................        1,591             (357)                               1,234
Provision for income taxes........................          108                                                   108
                                                    ------------          ------                          ------------
      Net income (loss)...........................   $    1,483        $    (357)                          $    1,126
                                                    ------------          ------                          ------------
                                                    ------------          ------                          ------------
Net income (loss) per share.......................   $     0.08        $   (0.16)                          $     0.05
                                                    ------------          ------                          ------------
                                                    ------------          ------                          ------------
Shares used in per share computation..............       18,898            2,179                               22,936

   See notes to unaudited pro forma condensed combined financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                           PRO FORMA
                                                           POLYCOM       VIAVIDEO                          COMBINED
                                                         NINE MONTHS    NINE MONTHS                       NINE MONTHS
                                                            ENDED          ENDED                             ENDED
                                                        SEPTEMBER 30,  SEPTEMBER 30,      PRO FORMA      SEPTEMBER 30,
                                                            1997           1997          ADJUSTMENTS         1997
                                                        -------------  -------------  -----------------  -------------
Net revenues..........................................    $  34,517                                        $  34,517
Cost of net revenues..................................       18,556                                           18,556
                                                        -------------                                    -------------
    Gross profit......................................       15,961                                           15,961
                                                        -------------                                    -------------
Operating expenses:
  Sales and marketing.................................        8,110      $   1,045                             9,155
  Research and development............................        6,768          3,358                            10,126
  General and administrative..........................        2,370          1,026                             3,396
  Acquisition expenses................................          473                                              473
  Manufacturing start-up..............................                         213                               213
                                                        -------------  -------------                     -------------
    Total operating expenses..........................       17,721          5,642                            23,363
                                                        -------------  -------------                     -------------
      Operating Income (loss).........................       (1,760)        (5,642)                           (7,402)
                                                        -------------  -------------                     -------------
Interest income, net..................................          688            108                               796
                                                        -------------  -------------                     -------------
      Net loss........................................    $  (1,072)     $  (5,534)                        $  (6,606)
                                                        -------------  -------------                     -------------
                                                        -------------  -------------                     -------------
Net loss per share....................................    $   (0.06)     $   (2.53)                        $   (0.26)
                                                        -------------  -------------                     -------------
                                                        -------------  -------------                     -------------
Shares used in per share computation..................       19,053          2,191                            25,743

   See notes to unaudited pro forma condensed combined financial statements.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

    NOTE A: The Polycom consolidated statement of operations for the year ended December 31, 1996 has been combined with ViaVideo consolidated statement of operations for the period from September 10, 1996 ("inception") to December 31, 1996. Additionally, the Polycom statement of operations for the nine months ended September 30, 1997 has been combined with ViaVideo's statement of operations for the nine months ended September 30, 1997. This method of combining the two companies is for the presentation of unaudited pro forma condensed combined financial statements only. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Polycom and ViaVideo which are included elsewhere in this document or are otherwise publicly available.

    NOTE B: The unaudited pro forma condensed combined statements of operations for Polycom and ViaVideo has been prepared as if the Merger was completed at the beginning of the earliest period presented. The unaudited pro forma combined net income (loss) per share is based on the combined weighted average number of common and common equivalent shares of Polycom Common Stock and ViaVideo's Common Stock for each period, based upon the Exchange Ratio of 1.183684 shares of Polycom Common Stock for each share of ViaVideo's Common Stock. The unaudited pro forma condensed combined financial statements assume that all of ViaVideo's Preferred Stock will convert into shares of ViaVideo Common Stock on a one for one basis.

    NOTE C:

  1.  PRO FORMA BASIS OF PRESENTATION

    These unaudited pro forma condensed combined financial statements reflect the issuance of 8,402,023 shares of Polycom Common Stock in exchange for an aggregate of 2,190,554 shares of ViaVideo Common Stock and 4,907,644 shares of ViaVideo Preferred Stock (outstanding as of September 30, 1997) in connection with the Merger based on the Exchange Ratio of 1.183684 share of Polycom Common Stock for every 1.0 share of ViaVideo's Common Stock. Prior to the Merger, all of ViaVideo's Preferred Stock will convert into shares of ViaVideo Common Stock on a one for one basis.

    The following table details the pro forma share issuances in connection with the Merger:

                                                    PREFERRED                                  NUMBER OF SHARES
                                                     SHARES        COMMON SHARES    EXCHANGE      OF POLYCOM
                                                   OUTSTANDING      OUTSTANDING      RATIO       COMMON STOCK
                                                 ---------------  ---------------  ----------  -----------------
ViaVideo.......................................      4,907,644        2,190,554
Polycom........................................                                      1.183684        8,402,023
Number of Shares of Polycom Common Stock
  Outstanding at September 30, 1997............                                                     19,179,387
                                                                                               -----------------
  Total Number of Shares of Polycom Common
    Stock Outstanding After Completion of
    Merger.....................................                                                     27,581,410
                                                                                               -----------------
                                                                                               -----------------

    The actual number of shares of Polycom Common Stock to be issued will be determined at the effective time of the Merger based on the number of shares of ViaVideo Common Stock outstanding at such time.

    The pro forma adjustments consist of the elimination of intercompany accounts and transactions.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)

  2.  TRANSACTION COSTS

    Polycom and ViaVideo estimated they will incur direct transaction costs of approximately $737,000 associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. At September 30, 1997, approximately $610,000 of transaction related costs had been incurred. These nonrecurring transaction costs will be charged to operations through the quarter ending March 31, 1998.

    The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to estimated direct transaction costs and merger related expenses incurred as of September 30, 1997. Any additional costs and expenses not incurred through September 30, 1997 are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Income.

    NOTE D: No adjustments have been made to conform the accounting policies of the combined companies. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be significant.

    (c) Exhibits:

  EXHIBIT
  NUMBER
-----------
       2.1(1) Agreement and Plan of Reorganization, dated as of June 11, 1997, by and among the Registrant, Venice
               Acquisition Corporation and ViaVideo Communications, Inc.

       2.2   Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of September 29, 1997, by and among the Registrant, Venice Acquisition Corporation and ViaVideo Communications, Inc.

       2.3   Certificate of Merger between Venice Acquisition Corporation and ViaVideo Communications, Inc. as filed with the Delaware Secretary of State on January 2, 1998.

      20.1   Press Release of the Registrant dated January 5, 1998.

------------------------

(1) Incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 13, 1997.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POLYCOM, INC.

Dated: January 16, 1998         By:            /s/ MICHAEL R. KOUREY
                                     -----------------------------------------
                                                 Michael R. Kourey,
                                            VICE PRESIDENT, FINANCE AND
                                      ADMINISTRATION, CHIEF FINANCIAL OFFICER
                                                   AND SECRETARY

                                 EXHIBIT INDEX
                            DESCRIPTION OF DOCUMENT

  EXHIBIT
  NUMBER
-----------
       2.1(1) Agreement and Plan of Reorganization, dated as of June 11, 1997, by and among the Registrant, Venice
               Acquisition Corporation and ViaVideo Communications, Inc.

       2.2   Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of September 29, 1997, by and among the Registrant, Venice Acquisition Corporation and ViaVideo Communications, Inc.

       2.3   Certificate of Merger between Venice Acquisition Corporation and ViaVideo Communications, Inc. as filed with the Delaware Secretary of State on January 2, 1998.

      20.1   Press Release of the Registrant dated January 5, 1998.

------------------------

(1) Incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 13, 1997.